EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2015

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for the year ending December 31, 2015. These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates. We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable. Until our actual results of operations for this period have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should, could or may occur in the future, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures, operating costs and other such matters, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the volatility of oil and gas prices; the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;

(b)	dry hole and abandonment costs that may result from future exploratory drilling;

(c)
the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” superseded by topic 815-10 of the Financial Accounting Standards Board Accounting Standards Codification;

(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;

(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and

(f)	revenues and operating expenses related to Drilling Rig or Midstream Services.

The accompanying guidance does not include any divestitures, joint venture arrangements or similar structures that have not been consummated.

Summary of Estimates

The following table sets forth certain estimates being used to model our anticipated results of operations for the fiscal year ending December 31, 2015. Each range of values provided represents the expected low and high estimates for such financial or operating factor.

	Actual	Estimated Ranges	Estimated Ranges
	Three Months Ended	Nine Months Ending	Fiscal Year Ending
	March 31, 2015	December 31, 2015	December 31, 2015
(Dollars in thousands, except per unit data)
Average Daily Production:
Oil (Bbls)	13,100	10,000 to 10,400	10,800 to 11,200
Gas (Mcf)	15,622	13,000 to 14,000	14,000 to 15,000
Natural gas liquids (Bbls)	1,489	1,200 to 1,400	1,300 to 1,500
Total oil equivalents (BOE)	17,193	13,367 to 14,133	14,433 to 15,200

Price Differentials to NYMEX:
Oil	90%	90% to 95%	90% to 95%
Gas	94%	90% to 100%	90% to 100%
Natural gas liquids (based on oil)	27%	25% to 35%	25% to 35%

Other Costs and Expenses:
Production expenses:
Direct costs ($/BOE)	$13.26	$13.50 to 14.50	$13.50 to 14.50
Production taxes (% of sales)	5%	5% to 6%	5% to 6%

General and administrative:
Excluding non-cash compensation	$7,829	$18,000 to 20,000	$26,000 to 28,000
Non-cash compensation	$1,314	$1,000 to 2,000	$2,000 to 3,000

DD&A:
Oil and gas ($/BOE)	$25.13	$24.00 to 26.00	$24.00 to 26.00
Other	$3,771	$9,000 to 12,000	$13,000 to 15,000

Exploration costs:
Abandonments and impairments	$1,623	$3,000 to 6,000	$5,000 to 8,000
Seismic and other	$866	$1,000 to 3,000	$2,000 to 4,000

Interest expense (cash rates):
$600 million Senior Notes due 2019	7.75%	7.75%	7.75%
Bank credit facility	LIBOR plus (175 to 275 bps)	LIBOR plus (175 to 275 bps)	LIBOR plus (175 to 275 bps)

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%
Deferred	35.2%	33% to 37%	33% to 37%

Estimated average daily production as shown in the above table is based on our current plans to suspend drilling operations in our core development areas in 2015, except for one continuous development well in the Delaware Basin. We cannot predict when, if at all, that we will resume drilling operations during 2015.

Te following table sets forth certain information regarding our model well economics assuming NYMEX product prices of $60 per barrel of oil and $3 per MMBtu of natural gas.

	Eagle Ford	Wolfcamp

Gross estimated ultimate reserves (EUR) (MBOE)	250	650
Drilling and completion costs (In thousands)	$4,000	$6,600
Undiscounted payout (In years)	2.5	3.1
Estimated first year gross production (MBOE)	67	119
ROI	30%	26%
Company estimated WI/NRI %	100% / 75%	75% / 56.25%

Capital Expenditures

The following table sets forth, by area, our planned capital expenditures for the year ending December 31, 2015.

	Actual	Planned
	Expenditures	Expenditures	2015
	Three Months Ended	Year Ending	Percentage
	March 31, 2015	December 31, 2015	of Total
	(In thousands)
Drilling and Completion:
Permian Basin Area:
Delaware Basin	$18,700	$32,000	33%
Other	2,600	11,000	11%
Austin Chalk/Eagle Ford Shale	20,400	23,400	24%
Other	4,100	6,600	7%
	45,800	73,000	75%
Leasing and seismic	8,800	23,900	25%
Exploration and development	$54,600	$96,900	100%

We currently plan to spend approximately $96.9 million on exploration and development activities during fiscal 2015. Our actual expenditures during 2015 may vary significantly from these estimates since our plans for exploration and development activities may change during the year. Factors, such as changes in operating margins and the availability of capital resources could increase our actual expenditures during the remainder of fiscal 2015.

Accounting for Derivatives

The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to March 31, 2015. The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps

	Oil
	MBbls	Price
Production Period:
2nd Quarter 2015	448	$55.65
3rd Quarter 2015	697	$55.65
4th Quarter 2015	592	$55.65
	1,737

We did not designate any of the derivatives shown in the preceding table as cash flow hedges; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations and comprehensive income (loss).

Volumetric Production Payment

In March 2012, we entered into a volumetric production payment (“VPP”) with a third party. Under the terms of the VPP, we conveyed a term overriding royalty interest covering approximately 725,000 barrels of oil equivalents (“BOE”) of estimated future oil and gas production from certain properties related to production months from March 2012 through December 2019. The scheduled remaining volumes for production months from April 2015 through December 2019 are shown below.

	Oil	Gas
	Bbls	Mcf
Production Period:
2015	65,803	44,132
2016	64,808	112,928
2017	56,785	96,792
2018	49,455	84,734
2019	43,820	72,874
	280,671	411,460